Exhibit 10.1

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”), dated as of July 1, 2024 (the “Effective Date”), is made by and between Blackboxstocks Inc., a Nevada corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively the “Purchasers”).

WHEREAS, the desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, up to 312,500 shares (the “Shares”) of its common stock, par value $0.001 per share (the “Common Stock”), at a price of $4.00 per Share;

WHEREAS, the Company, upon the terms and conditions and in reliance upon the representations of the Purchasers contained herein, has agreed to issue the Shares to the Purchasers for such cash consideration.

NOW, THEREFORE, in consideration of the premises, representations, warranties, covenants, and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement agree as follows:

1.    Purchase of Shares.

(a)    Subject to the terms and conditions of this Agreement, the Purchasers hereby irrevocably agree to purchase, and the Company hereby agrees to sell and issue to the Purchasers, severally and not jointly, the Shares at a price per Share of $4.00, for an aggregate purchase price of $1,250,000 (the “Purchase Price”), to be apportioned between the Purchasers according to Exhibit A.

(b)    The Purchase Price will be paid in cash by the Purchasers by wire transfer to the Company made in accordance with the following wire instructions:

Receiver - Bank of America

SWIFT Code – BOFAUS3N

Beneficiary Bank - Bank of America

Beneficiary Account Number – 488052527580

Beneficiary Account Name – Blackboxstocks, Inc.

Beneficiary Bank Info.

Bank of America

Preston Beltline Branch

14999 Preston Road

Building E

Dallas, Texas 75254

Phone 972-419-6100

2.    Closing; Deliveries; and Conditions to Closing.

(a)    Closing. The purchase and sale of the Shares shall take place remotely via the exchange of documents and signatures at one or more closings at such dates and times as the Company and the Purchasers mutually agree upon, orally or in writing (which dates and times are designated as the “Closing” or “Closings”).

(b)    Deliveries. At the Closing, the Company shall deliver to each Purchaser a certificate or evidence in book-entry form representing the Shares against payment of the Purchase Price payable as set forth in Section 1(b) above, registered in the name of such Purchaser. The Company and each of the Purchasers shall deliver to the others their respective executed copy of this Agreement dated as of the Effective Date.

3.    Representations and Warranties of the Purchasers. Each Purchaser, for itself and for no other Purchaser, hereby represents, warrants, and acknowledges to the Company as follows:

(a)    The Purchaser has full power and authority to execute and deliver this Agreement and to undertake and perform his obligations hereunder.

(b)    All action on the part of the Purchaser necessary for the authorization, execution and delivery of this Agreement by the Purchaser, for the performance of the Purchaser’s obligations hereunder, and for the payment of the Purchase Price, has been taken. This Agreement, when executed and delivered by the Purchaser, will constitute the legal and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its respective terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors’ rights and general principles of equity.

(c)    The Purchaser is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

(d)    The Purchaser is purchasing the Shares for the Purchaser’s own account, for investment purposes only, and not for the account of any other person or entity, and not with a view to distribution, assignment or resale of the Shares to others or to fractionalization of the Shares in whole or in part.

(e)    The Purchaser understands that the Shares have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Shares indefinitely unless they are registered with the Securities and Exchange Commission (the “SEC”) and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Shares for resale. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.

(f)    The Purchaser has conducted the Purchaser’s own due diligence in making a decision to purchase Common Stock of the Company. In evaluating the suitability of an investment in the Company, the Purchaser has not relied upon any representations or other information (whether oral or written) from the Company or any other person or entity acting as an agent for the Company, other than the representations of the Company provided in Section 4 below. The Purchaser has discussed with the Purchaser’s professional legal, tax and financial advisers the suitability of an investment in the Company for the Purchaser’s particular tax and financial situation and has determined that the Common Stock will be a suitable investment for the Purchaser.

(g)    The Purchaser has no need for liquidity with respect to the Purchaser’s investment in the Shares to satisfy any existing or contemplated need, undertaking or indebtedness. The Purchaser is able to bear the economic risk of the Purchaser’s investment in the Shares for an indefinite period, including the risk of losing all of the Purchaser’s investment.

(h)    The Company has made available to the Purchaser all documents and information relating to an investment in the Company as the Purchaser has requested, and the Purchaser has had the opportunity to ask questions of, and receive answers from, the Company relating to the Purchaser’s investment in the Shares.

(i)    The Purchaser acknowledges that an investment in the Company involves substantial risks and recognizes that any historical financial and operating history relating to the Company and its affiliates that may have been provided to the Purchaser, if any, was for purposes of illustration only, and no assurance is or can be given that actual results will correspond with the historical results. The Purchaser is fully aware of and understands all of the risk factors related to the purchase of the Shares.

(j)    The Purchaser is aware that the Company is issuing the Shares pursuant to exemptions and exceptions from applicable securities laws, and in doing so, is relying upon, among other things, the representations and warranties of the Purchaser contained herein.

(k)    The Purchaser understands that the Purchaser may not distribute or transfer the Shares unless the Common Stock is registered under applicable securities laws or an exemption from registration is available.

(l)    The Shares were not offered to the Purchaser by means of: (i) any advertisement, article, notice or other communication published in any newspaper, magazine, Internet website or similar medium, or broadcast over television or radio, (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising, or (iii) any other form of general solicitation or advertising.

(m)    The Purchaser understands and acknowledges that the certificate issued in connection with the purchase of the Shares shall be endorsed with the legend set forth below:

THE COMMON STOCK HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED, OR OTHERWISE TRANSFERRED OR DISPOSED OF UNLESS AND UNTIL THIS COMMON STOCK IS REGISTERED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

4.    Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchasers as follows:

(a)    The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the Company, its assets and/or operations.

(b)    The Company has the requisite power and authority to (i) carry on its business as presently conducted and as proposed to be conducted, and (ii) execute and deliver this Agreement and issue the Shares.

(c)    All action on the part of the Company and its officers necessary for the authorization, execution and delivery of this Agreement by the Company, for the performance of the Company’s obligations hereunder and for the issuance of the Shares, has been taken or will be taken prior to issuance thereof. This Agreement, when executed and delivered by the Company, will constitute the legal and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors’ rights and general principles of equity.

(d)    The execution, delivery and performance by the Company of this Agreement, the issuance and delivery of the Shares, and the performance of the transactions contemplated by this Agreement: (i) have been duly authorized by all necessary corporate action of the Company; (ii) do not and will not violate or result in a violation of, conflict with or constitute or result in a default (whether after the giving of notice, lapse of time or both) or loss of benefit under any provision of the certificate of incorporation or bylaws of the Company; (iii) do not and will not violate or result in a violation of, conflict with or constitute or result in any breach, default or contravention of (or with due notice or lapse of time or both would result in any breach, default or contravention of), or loss of benefit under, any contract or obligation to which the Company is a party or by which its assets are bound, or cause the creation of any claim upon any of the assets of the Company, and do not and will not violate, conflict with or result in a violation of, or constitute a default (whether after the giving of notice, lapse of time or both) under, any judgment, injunction, writ, award, decree or order of any nature of, or any restriction imposed by, any court or governmental authority against, binding upon or otherwise applicable to the Company, or, to the Company’s knowledge, any provision of United States law, regulation or rule; (iv) do not and will not require from the Company any notice to, declaration or filing with, or consent or approval of any United States federal or state governmental authority (other than such filings as may be required with the SEC, any U.S. state securities authorities or the Nasdaq Capital Market (“Nasdaq”); and (v) do not and will not violate or result in a violation of, or constitute a default (whether after the giving of notice, lapse of time or both) under, accelerate any obligation under, or give rise to a right of termination of, any permit, license or authorization to which the Company is a party or by which the Company is bound.

(e)    The Shares, when issued in accordance with the terms of this Agreement, will be duly and validly authorized, validly issued and fully paid and nonassessable, and will be free and clear of any liens or encumbrances, except as created pursuant to this Agreement; provided, however, that the Shares will be subject to certain restrictions on transfer under state and federal securities laws.

(f)    The authorized capital of the Company consists, immediately prior to the Closing, of:

(i) 100,000,000 shares of Common Stock, $0.001 par value per share, 3,226,145 of which are issued and outstanding. All of the outstanding shares of Common Stock have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws. The Company holds approximately 10,607 shares of Common Stock in its treasury.

(ii) 10,000,000 shares of Preferred Stock, $0.001 par value per share, of which (A) 5,000,000 have been designated as Series A Convertible Preferred Stock, 3,269,998 of which are issued and outstanding, and (B) 2,400,000 have been designated as Series B Convertible Preferred Stock, of which no shares are issued and outstanding. The rights, privileges and preferences of the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock are as stated in the Certificates of Designation filed by the Company with the Secretary of State of Nevada on December 3, 2015 and June 8, 2023, respectively, and as provided by Nevada Revised Statutes. The Company holds no Preferred Stock in its treasury.

(g)    Except as described in the Company’s SEC Reports (hereinafter defined), there is no litigation or governmental or administrative proceeding or investigation pending or, to the knowledge of the Company, threatened in writing against the Company or affecting the properties or assets of the Company, or against any of the Company’s officers, directors or key employees, nor, to the knowledge of the Company, has there occurred any event or does there exist any condition on the basis of which any such claim may be asserted, that has had or could reasonably be expected to have a material adverse effect on the Company, its assets, properties and/or operations.

(h)    The Company owns or possesses or can acquire on commercially reasonable terms sufficient legal rights to all Company Intellectual Property (as defined below) without any known conflict with, or infringement of, the rights of others. To the Company’s knowledge, no product or service marketed or sold (or proposed to be marketed or sold) by the Company violates or will violate any license or infringes or will infringe any intellectual property rights of any other party. Other than with respect to commercially available software products under standard end-user object code license agreements, there are no outstanding options, licenses, agreements, claims, encumbrances or shared ownership interests of any kind relating to the Company Intellectual Property, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person. The Company has not received any communications alleging that the Company has violated, or by conducting its business, would violate any of the patents, trademarks, service marks, tradenames, copyrights, trade secrets, mask works or other proprietary rights or processes of any other person. The Company has obtained and possesses valid licenses to use all of the software programs present on the computers and other software-enabled electronic devices that it owns or leases or that it has otherwise provided to its employees for their use in connection with the Company’s business. To the Company’s knowledge, other than inventions assigned to or licensed by the Company, it will not be necessary to use any inventions of any of its employees or consultants (or persons it currently intends to hire) made prior to their employment by the Company. Each employee and consultant has assigned to the Company all intellectual property rights he or she owns that are related to the Company’s business as now conducted and as presently proposed to be conducted. The Company has not embedded any open source, copyleft or community source code in any of its products generally available or in development, including, but not limited to, any libraries or code licensed under any General Public License, Lesser General Public License or similar license arrangement. For purposes of this paragraph, the Company shall be deemed to have knowledge of a patent right if the Company has actual knowledge of the patent right or would be found to be on notice of such patent right as determined by reference to United States patent laws. As used herein, “Company Intellectual Property” means all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, tradenames, copyrights, trade secrets, domain names, mask works, information and proprietary rights and processes, similar or other intellectual property rights, subject matter of any of the foregoing, tangible embodiments of any of the foregoing, licenses in, to and under any of the foregoing, and any and all such cases that are owned or used by the Company in the conduct of the Company’s business as now conducted and as presently proposed to be conducted.

(i)    The Company’s Common Stock is registered pursuant to Section 12 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is listed on the Nasdaq. The Company’s Annual Report on Form 10-K for the year ended December 31, 2023 (and any amendments thereto filed prior to the date hereof) (the “Form 10-K”), Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, and the Current Reports on Form 8-K and other reports filed by the Company with the SEC between January 1, 2024 and the Effective Date (collectively, the “SEC Reports”), constitute all reports, schedules, forms, statements and other documents required to be filed by the Company with the SEC pursuant to the reporting requirements of the Exchange Act, including pursuant to Sections 13, 14 or 15(d) thereof, since December 31, 2023. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Nothing has come to the attention of the Company since such respective dates that would indicate that the SEC Reports are not true and correct in all material respects as of the applicable dates thereof.

(j)    The audited financial statements of the Company (balance sheet and statements of operations, cash flow and shareholders’ equity, together with the notes thereto) for the fiscal year ended December 31, 2023 set forth in the Form 10-K contain the unqualified report of the Company’s independent certified public accountants (the “Company Financial Statements”), are true, complete and correct in all material respects, consistent in all material respects with the books and records of the Company, and have been prepared in accordance with United States Generally Accepted Accounting Principles (“GAAP”) applied on a consistent basis throughout the periods indicated. Except as may be otherwise specified in the Company Financial Statements or the notes thereto, the Company Financial Statements fairly present in all material respects the financial condition, operating results and cash flows of the Company as of the dates and for the periods indicated in accordance with GAAP. Nothing has come to the attention of the Company since such respective dates that would indicate that any such financial statements are not true and correct in all material respects as of the applicable dates thereof.

(k)    Except as set forth in the SEC Reports filed prior to the date hereof or as set forth in the Company Financial Statements, (a) since January 1, 2024, the Company has not participated in any transaction (including, without limitation, amendments to or changes in its Articles of Incorporation or Bylaws; incurrences, assumptions or guarantees of any debt for borrowed money; issuances or sales of securities, other than pursuant to compensatory plans; discharges or satisfactions of material liens; declarations or payments of dividends or distributions to stockholders; sales, assignments or transfers of material assets; waivers of any rights of substantial value; and material changes in officer compensation) material to the financial condition of the Company which is outside the ordinary course of business, (b) since January 1, 2024, the Company has not created or assumed any lien, mortgage or similar claim on an asset of the Company that is material to the Company and is outside of the ordinary course of business, (c) since January 1, 2024, there has not been any event, action, omission or other development or change that, individually or in the aggregate, has had a material adverse effect on the Company, its assets and/or operations, (d) since January 1, 2024, there has not occurred a material change in the Company’s accounting principles or practice except as required by reason of a change in GAAP, (e) since January 1, 2024, there has not occurred any resignation, termination or removal of any officer or director of the Company or loss of personnel of the Company or change in the terms and conditions of the employment of the Company’s officers or key personnel that has had or could reasonably be expected to have a material adverse effect on the Company, its assets and/or operations, and (f) since January 1, 2024, there has been no damage, destruction or loss, whether or not covered by insurance, that would, individually or in the aggregate, have or would be reasonably likely to have, a material adverse effect on the Company, and its assets and/or operations.

(l)    The Company, (a) except where any failure has not had and could not reasonably be expected to have a material adverse effect on the Company, its assets and/or operations, has timely and properly filed all federal, state, local and foreign tax returns required to be filed by any of them through the date hereof and as of the Closing, and all such tax returns filed by the Company are true, correct and complete in all material respects; (b) has paid or caused to be paid all federal, state, local, foreign and other taxes, including without limitation, income taxes, estimated taxes, alternative minimum taxes, excise taxes, sales taxes, franchise taxes, employment and payroll related taxes, withholding taxes, transfer taxes, and all deficiencies, or other additions to tax, interest, fines and penalties owed by any of them (collectively, “Taxes”), required to be paid by any of them through the date hereof and as of the Closing whether disputed or not, except Taxes that have not yet accrued or otherwise become due; and (c) and has not received notice of any audit or of any proposed deficiencies from the Internal Revenue Service or any other taxing authority (other than routine audits undertaken in the ordinary course and that have been finally resolved on or prior to the date hereof).

(m)    Except as disclosed in the SEC Reports, the Company holds all material authorizations, consents, approvals, franchises, licenses and permits required under applicable law or regulation for the operation of the business of the Company as presently operated.

5.    Further Assurances. Each party hereto agrees to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be reasonably necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

6.    Miscellaneous.

(a)    At the Initial Closing, the Company shall pay the reasonable fees and expenses of Purchaser incurred in connection with this Agreement, in an amount equal to, in the aggregate, $50,000, with such amount to be deducted from the Purchase Price deliverable at the Initial Closing.

(b)    This Agreement may be amended, modified or supplemented only by a signed written agreement (referring specifically to this Agreement) between the Company and the Purchasers.

(c)    No failure on the part of either party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of either party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver thereof; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Any provision of this Agreement may be waived if, and only if, such waiver is in writing and signed by each of the Company and the Purchasers.

(d)    This Agreement constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to its subject matter.

(e)    In the event that any provision of this Agreement is determined to be invalid, unlawful, void or unenforceable to any extent, such provision or any portion thereof shall be interpreted to best reflect the parties’ intent, and the remainder of this Agreement shall not be affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

(f)    This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without giving effect to its conflicts of law principles that could cause the law of another state to apply. THE PARTIES IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN DALLAS COUNTY, TEXAS, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

(g)    The Agreement shall be binding upon each Purchaser, and each Purchaser’s heirs, estate, legal representatives, successors, and permitted assigns and shall inure to the benefit of the Company and its successors and assigns.

(h)    This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one and the same agreement. Facsimile or .pdf signatures have the same force and effect as an original.

(i)    The headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the Company and the Purchasers have caused this Agreement to be executed on its or his behalf on the date(s) set forth below to be effective as of the Effective Date.

Company: BLACKBOXSTOCKS INC.

By:	/s/ Gust Kepler
Gust Kepler
President and Chief Executive Officer

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SIGNATURE PAGE FOR PURCHASERS FOLLOW]

PURCHASER SIGNATURE PAGES TO BLACKBOXSTOCKS INC.
STOCK PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned have caused this Stock Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:   Quadrifoglio Holdings LLC

Signature of Authorized Signatory of Purchaser:   /s/ Derrick Chiu

Name of Authorized Signatory:   Derrick Chiu

Title of Authorized Signatory:    Manager

Email Address of Authorized Signatory:   derrickchiu@rogers.com

Address for Notice to Purchaser:

2300 E Las Olas Blvd, FL 4 Ft. Lauderdale FL, 33301

Address for Delivery of Securities to Purchaser (if not same as address for notice):

2300 E Las Olas Blvd, FL 4 Ft. Lauderdale FL, 33301

Subscription Amount: $4.00

Shares:    287,500

EIN Number: 83-4608814

[SIGNATURE PAGES CONTINUE]

PURCHASER SIGNATURE PAGES TO BLACKBOXSTOCKS INC.
STOCK PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned have caused this Stock Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:   Gust Kepler

Signature of Authorized Signatory of Purchaser:  /s/ Gust Kepler

Name of Authorized Signatory:

Title of Authorized Signatory:

Email Address of Authorized Signatory:

Address for Notice to Purchaser:

Address for Delivery of Securities to Purchaser (if not same as address for notice):

Subscription Amount: $  100,000

Shares:       25,000

EIN Number:

[SIGNATURE PAGES CONTINUE]

EXHIBIT A

Purchasers	Price Per Share	Number of Shares	Consideration

Quadrifoglio Holdings LLC	$4.00	287,500	$1,150,000

Gust Kepler	$4.00	25,000	$100,000